250 Glen Street Glens Falls, NY 12801
NASDAQ® Symbol: "AROW" Website: arrowfinancial.com Media Contact: Blake Jones Tel: (518) 415-4274 Fax: (518) 761-6741

Arrow Declares Cash Dividend

GLENS FALLS, N.Y. (October 25, 2017) -- The Board of Directors of Arrow Financial Corporation (NasdaqGS® - AROW) on October 25, 2017, declared a quarterly cash dividend of $0.25 per share payable December 15, 2017, to shareholders of record December 1, 2017. This represents an increase of 3% over the cash dividend paid in the third quarter of 2017, as a result of the 3% stock dividend distributed September 28, 2017.
------

Arrow Financial Corporation is a multi-bank holding company headquartered in Glens Falls, New York, serving the financial needs of northeastern New York. The Company is the parent of Glens Falls National Bank and Trust Company and Saratoga National Bank and Trust Company. Other subsidiaries include North Country Investment Advisers, Inc.; Upstate Agency, LLC, specializing in property and casualty insurance; and Capital Financial Group, Inc., specializing in the sale and servicing of group health plans.

1